Exhibit 99.1

FORTRESS INVESTMENT GROUP LLC

Contact:

Gordon E. Runté

212-798-6082

Fortress Reports Third Quarter 2011 Financial Results

New York, NY. November 3, 2011 – Fortress Investment Group LLC (NYSE: FIG) today reported its third quarter 2011 results.

THIRD QUARTER 2011 HIGHLIGHTS

•	Assets under management of $43.6 billion as of September 30, 2011, down slightly compared to September 30, 2010.

•

Pre-tax distributable earnings (DE) of $43 million in the third quarter of 2011, down from $78 million in the third quarter of 2010; pre-tax DE of $0.08 per dividend paying share in the third quarter of 2011, down 47% from $0.15 per dividend paying share in the third quarter of 2010.

•	Fund management DE of $51 million in the third quarter of 2011, down 28% from $71 million in the third quarter of 2010.

•

GAAP net loss, excluding principals agreement compensation, of $102 million in the third quarter of 2011, compared to a net loss of $32 million in the third quarter of 2010; GAAP net loss attributable to Class A shareholders in the third quarter of 2011 was $142 million, compared to a net loss of $95 million in the third quarter of 2010.

•	Total cash and cash equivalents plus investments net of debt obligations payable of $2.08 per dividend paying share, and GAAP book value per share of $1.95 as of September 30, 2011.

“Fortress delivered steady, profitable results in a quarter that saw double-digit declines in broad market indices and in which volatility spiked to its highest levels since early 2009,” said Daniel Mudd, Fortress Chief Executive Officer. “I believe our ability to maintain assets under management, raise new capital, expand our client base globally, and deliver positive financial performance speak to the benefits of our diversified business model. Looking forward, we see an investment landscape that should present historically attractive opportunities to deploy capital on our client’s behalf.”

Please see the exhibits to this press release for a reconciliation of non-GAAP measures referred to in this press release to the related GAAP measures.

CONSOLIDATED RESULTS – SEGMENTS

As of September 30, 2011, assets under management totaled $43.6 billion, down slightly from $43.8 billion as of June 30, 2011 and $44.0 billion as of September 30, 2010. During the third quarter of 2011, Fortress (i) invested over $1.0 billion of capital, (ii) raised $583 million of capital, directly adding to assets under management, (iii) returned $484 million of capital to investors, (iv) paid out $335 million in Liquid Hedge Fund redemptions and (v) made RCA payments of $158 million to investors in the Credit Hedge Funds.

Pre-tax DE was $43 million in the third quarter of 2011, down from $78 million in the third quarter of 2010. On a dividend paying share basis, pre-tax DE was $0.08 per share in the third quarter of 2011, down 47% from $0.15 per share in the third quarter of 2010. Pre-tax DE decreased primarily as a result of flat to negative performance in the hedge funds, which led to lower incentive income from our hedge funds and a decline in investment income from our principal investments, partially offset by a net increase in management fees from our Liquid and Credit businesses.

In the third quarter of 2011, fund management distributable earnings were $51 million, down 28% from $71 million in the third quarter of 2010. This decrease was driven by a $46 million decrease in total segment revenues, partially offset by a $26 million decrease in total segment expenses.

Total segment revenues were $145 million in the third quarter of 2011, down 24% from $191 million in the third quarter of 2010. Notably, total management fees increased by $15 million. This increase was offset by a $61 million decrease in incentive income.

Total segment expenses were $94 million in the third quarter of 2011, down 22% from $120 million in the third quarter of 2010, largely driven by a decrease of $21 million in profit sharing compensation expenses and a decrease of $4 million in operating expenses.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results.

CONSOLIDATED RESULTS – GAAP

Fortress had a GAAP net loss of $382 million in the third quarter of 2011, compared to a loss of $272 million in the third quarter of 2010. This included revenues of $196 million in the third quarter of 2011, compared to $162 million in the third quarter of 2010. Excluding principals agreement compensation, Fortress had a net loss of $102 million in the third quarter of 2011, compared to a net loss of $32 million in the third quarter of 2010.

In the third quarter of 2011, GAAP net loss attributable to Class A shareholders was $0.83 per diluted share, compared to $0.62 per diluted share in the third quarter of 2010.

SUMMARY FINANCIAL RESULTS

The table below details Fortress’s Distributable Earnings and GAAP Net Income (Loss) for the three and nine months ended September 30, 2011 and 2010:

	Three Months Ended September 30,		$ Change	Nine Months Ended September 30,		$ Change
	2011	2010		2011	2010
(in millions, except per share amount)
Distributable Earnings
Fund management DE	$51	$71	$(20)	$200	$236	$(36)

Pre-tax DE	$43	$78	$(35)	$192	$247	$(55)
Per dividend paying share/unit	$0.08	$0.15	$(0.07)	$0.36	$0.48	$(0.12)

Weighted Average Dividend Paying Shares and Units Outstanding	530	519		527	517

GAAP
Net income (loss)	$(382)	$(272)	$(110)	$(883)	$(784)	$(99)
Net income (loss) attributable to Class A Shareholders	$(142)	$(95)	$(47)	$(340)	$(271)	$(69)
Per diluted share	$(0.83)	$(0.62)	$(0.21)	$(1.88)	$(1.75)	$(0.13)
Net income (loss) excluding principals agreement compensation	$(102)	$(32)	$(70)	$(131)	$(72)	$(59)

The discussion of Fortress’s results under “Business Segment Results” below is based on segment reporting as presented in its Quarterly Report on Form 10-Q. The GAAP statement of operations and balance sheet are presented following this discussion.

BUSINESS SEGMENT RESULTS

Private Equity – Funds

Assets under management for the Private Equity Funds was $9.5 billion as of September 30, 2011, compared to $10.0 billion as of June 30, 2011 and $11.6 billion as of September 30, 2010.

With respect to investments held during the period, the carrying value of the assets in our Private Equity Funds declined by 6.4% in the third quarter of 2011. The value of our investments decreased primarily due to a decline in global equity prices.

The Private Equity Funds generated pre-tax DE of $20 million in the third quarter of 2011, down 35% from $31 million in the third quarter of 2010, as a result of a decrease in segment revenues of $14 million, partially offset by a decrease in segment expenses of $3 million.

Segment revenues were $28 million in the third quarter of 2011, down 33% from $42 million in the third quarter of 2010. The year-over-year decrease in segment revenue was driven by a $6 million decrease in management fees, primarily due to the expiration of certain funds’ capital commitment periods, and a $3 million net incentive income reversal due to an increase in potential estimated clawback, compared to $5 million of incentive income in the third quarter of 2010.

Private Equity – Castles

Assets under management for the Castles, which are comprised of two managed publicly traded companies (Newcastle Investment Corp. and Eurocastle Investment Limited), was $3.2 billion as of September 30, 2011, compared to $3.3 billion as of June 30, 2011 and $3.1 billion as of September 30, 2010. In the third quarter of 2011, Newcastle Investment Corp. raised over $110 million of permanent capital, increasing total permanent capital raised year to date to $210 million.

The Castles generated pre-tax DE of $7 million in the third quarter of 2011, up 75% from $4 million in the third quarter of 2010, as a result of an increase in management fees of $1 million and a reduction in operating expenses of $2 million.

Segment revenues were $13 million in the third quarter of 2011, up 8% from $12 million in the third quarter of 2010. The year-over-year increase in segment revenue was driven by the $1 million increase in management fees as previously mentioned.

Liquid Hedge Funds

Assets under management for the Liquid Hedge Funds was $6.2 billion as of September 30, 2011, compared to $6.3 billion as of June 30, 2011 and $5.9 billion as of September 30, 2010. In the third quarter of 2011, we received total redemption notices of approximately $600 million in our Liquid Hedge Funds, excluding the Fortress Partners Funds, compared to approximately $300 million in the third quarter of 2010.

The following table shows gross and net returns by fund:1

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	Estimated Ten Months Ended October 31, 2011
Gross Returns

Fortress Macro Fund Ltd	-3.4%	-5.9%	-7.8%
Drawbridge Global Macro Fund Ltd	-3.5%	-6.4%	-8.4%
Fortress Commodities Fund L.P.	5.5%	2.6%	-5.0%
Fortress Asia Macro Fund Ltd [2]	-3.8%	-0.4%	-0.4%
Fortress Partners Fund LP	-2.7%	1.0%	N/A
Fortress Partners Offshore Fund L.P.	-4.3%	-0.9%	N/A

Net Returns

Fortress Macro Fund Ltd	-3.9%	-7.3%	-9.4%
Drawbridge Global Macro Fund Ltd	-4.0%	-8.3%	-10.3%
Fortress Commodities Fund L.P.	4.7%	0.9%	-6.6%
Fortress Asia Macro Fund Ltd [2]	-3.6%	-1.3%	-1.4%
Fortress Partners Fund LP	-2.9%	0.2%	N/A
Fortress Partners Offshore Fund L.P.	-4.5%	-1.6%	N/A

[1]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations, while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

[2]

The Fortress Asia Macro Funds were launched on March 1, 2011. Accordingly, the above nine-month returns actually represent the seven-month period beginning on March 1, 2011 through September 30, 2011, and the estimated ten-month returns represent the eight-month period beginning on March 1, 2011 through October 31, 2011. The investor class represented in the above returns is closed to new investors. Certain fees payable by investors in such class differ from the fees payable by the investors in the class that remains open, and the returns for different classes will vary.

The Liquid Hedge Funds generated pre-tax DE of $5 million in the third quarter of 2011, down 74% from pre-tax DE of $19 million in the third quarter of 2010, as a result of a decrease in segment revenues of $16 million, partially offset by a decrease in segment expenses of $2 million.

Segment revenues were $29 million in the third quarter of 2011, down 36% from $45 million in the third quarter of 2010. The year-over-year decrease in segment revenues was a result of a $20 million decrease in incentive income primarily related to negative performance in 2011, partially offset by a $4 million increase in management fees primarily due to net capital raises.

Credit – Hedge Funds

Assets under management for the Credit Hedge Funds was $6.2 billion as of September 30, 2011, compared to $6.4 billion as of June 30, 2011 and $7.0 billion as of September 30, 2010. Excluding the Value Recovery Funds, which are third-party originated funds for which Fortress was engaged to manage the orderly liquidation of existing portfolios, assets under management was flat in the Credit Hedge Funds at $5.2 billion as of September 30, 2011, compared to $5.2 billion as of September 30, 2010. We received total annual redemption notices of approximately $800 million in our Credit Hedge Funds. At the end of the year, this capital is expected to be transferred into RCAs, which would be paid out over time as the underlying investments are realized. During the same period last year, annual redemption notices totaled approximately $700 million in these funds.

The following table shows gross and net returns by fund:3

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Gross Returns
Drawbridge Special Opportunities LP	-0.4%	9.7%
Drawbridge Special Opportunities Ltd.	0.7%	13.0%

Net Returns
Drawbridge Special Opportunities LP	-0.8%	6.4%
Drawbridge Special Opportunities Ltd.	0.2%	9.1%

The Credit Hedge Funds generated a pre-tax DE loss of $1 million in the third quarter of 2011, down from pre-tax DE of $15 million in the third quarter of 2010, as a result of an decrease in segment revenues of $36 million, partially offset by a decrease in segment expenses of $20 million.

Segment revenues were $31 million in the third quarter of 2011, down 54% from $67 million in the third quarter of 2010. The year-over-year decrease in segment revenues resulted from a $44 million decrease in incentive income related to a relative decrease in performance, partially offset by an $8 million increase in management fees primarily related to an advisory agreement which commenced during the first quarter of 2011 and was concluded during the third quarter of 2011. Virtually all of the Credit Hedge Funds capital that is eligible to earn incentive income continued to exceed their respective high water marks.

[3]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, and December 31, 2010 redemptions.

Credit – Private Equity Funds

Assets under management for the Credit Private Equity Funds was $5.6 billion as of September 30, 2011, compared to $4.9 billion as of June 30, 2011 and $4.1 billion as of September 30, 2010. As of September 30, 2011, the Credit Private Equity Funds had approximately $3.0 billion of uncalled or recallable committed capital that will become assets under management when invested.

The Credit Private Equity Funds generated pre-tax DE of $24 million in the third quarter of 2011, up from $7 million in the third quarter of 2010, as a result of an increase in segment revenues of $19 million, partially offset by an increase in segment expenses of $2 million.

Segment revenues were $39 million in the third quarter of 2011, up 95% from $20 million in the third quarter of 2010. The year-over-year increase in segment revenues was driven by an $11 million increase in incentive income and an $8 million increase in management fees primarily from net capital called and raised in these funds over the last year.

Principal Investments

As of September 30, 2011, Principal Investments, which is composed of Fortress’s investments in its funds, had segment assets (excluding cash and cash equivalents) totaling $1.1 billion, up from $0.9 billion as of September 30, 2010.4 As of September 30, 2011, Fortress’s share of the net asset value of its direct and indirect investments exceeded its segment cost basis by $279 million, representing net unrealized gains.

Principal Investments generated a pre-tax DE loss of $8 million in the third quarter of 2011, compared to pre-tax DE of $7 million in the third quarter of 2010, as a result of a decrease in investment income of $13 million and an increase in interest expense of $2 million.

As of September 30, 2011, Fortress had a total of $92 million of outstanding commitments to its funds as detailed in the table below.

(dollars in thousands)	Outstanding Commitments September 30, 2011
Private Equity Funds	$28,275
Credit PE Funds	63,438

$91,713

LIQUIDITY & CAPITAL

As of September 30, 2011, Fortress had cash on hand of $314 million and debt obligations of $270 million. As of September 30, 2011, Fortress had $54 million available for further borrowing under its revolving credit facility.

NON-GAAP INFORMATION

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in this press release and the accompanying financial information:

•	Pre-tax DE and pre-tax DE per dividend paying share

[4]	Assets at September 30, 2010 have been adjusted to reflect a change in the Company’s method of reporting segment basis assets in order to be comparable to the assets reported at September 30, 2011.

•	Fund management DE

•	Segment revenues

•	Segment expenses

•	GAAP net income excluding principals agreement compensation

•	Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

•	Total cash and cash equivalents plus investments net of debt obligations payable per dividend paying share

The Company urges you to read the reconciliation of such data to the related GAAP measures appearing in the exhibits to this release.

CONFERENCE CALL

Management will host a conference call today, Thursday, November 3, 2011 at 8:30 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-717-3044 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Third Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Friday, November 11, 2011 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “18039227.”

ABOUT FORTRESS

Fortress is a leading, diversified global investment manager with approximately $43.6 billion in assets under management as of September 30, 2011. Fortress offers alternative and traditional investment products and was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance, the amount and source of expected capital commitments and amount of redemptions. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Management fees: affiliates	$118,353	$107,752	$353,269	$327,182
Management fees: non-affiliates	18,865	8,628	47,641	17,513
Incentive income: affiliates	14,754	7,487	44,361	53,892
Incentive income: non-affiliates	266	371	1,251	5,759
Expense reimbursements from affiliates	42,350	36,745	130,337	100,606
Other revenues	1,071	1,242	5,433	8,791

	195,659	162,225	582,292	513,743

Expenses
Interest expense	4,583	3,549	13,883	11,043
Compensation and benefits	158,426	184,107	535,259	523,029
Principals agreement compensation	279,623	239,975	751,749	712,101
General, administrative and other	34,165	26,620	109,545	71,970
Depreciation and amortization	23,767	3,361	30,114	9,337

	500,564	457,612	1,440,550	1,327,480

Other Income (Loss)
Gains (losses)	(15,229)	2,025	(26,751)	(10,360)
Tax receivable agreement liability adjustment	—	—	(116)	1,317
Earnings (losses) from equity method investees	(64,483)	16,941	26,417	42,972

	(79,712)	18,966	(450)	33,929

Income (Loss) Before Income Taxes	(384,617)	(276,421)	(858,708)	(779,808)
Income tax benefit (expense)	2,712	4,545	(24,493)	(4,641)

Net Income (Loss)	$(381,905)	$(271,876)	$(883,201)	$(784,449)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(239,847)	$(177,221)	$(543,175)	$(513,259)

Net Income (Loss) Attributable to Class A Shareholders	$(142,058)	$(94,655)	$(340,026)	$(271,190)

Dividends Declared Per Class A Share	$—	$—	$—	$—

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$(0.76)	$(0.57)	$(1.85)	$(1.70)

Net income (loss) per Class A share, diluted	$(0.83)	$(0.62)	$(1.88)	$(1.75)

Weighted average number of Class A shares outstanding, basic	190,006,987	168,907,106	185,373,605	163,920,012

Weighted average number of Class A shares outstanding, diluted	495,864,738	469,180,958	492,396,969	466,666,392

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2011 (Unaudited)	December 31, 2010
Assets
Cash and cash equivalents	$313,738	$210,632
Due from affiliates	215,823	303,043
Investments	1,061,460	1,012,883
Deferred tax asset	421,510	415,990
Other assets	96,776	134,147

	$2,109,307	$2,076,695

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$183,305	$260,790
Due to affiliates	329,927	342,397
Deferred incentive income	260,673	198,363
Debt obligations payable	270,000	277,500
Other liabilities	97,620	68,230

	1,141,525	1,147,280

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 189,706,571 and 169,536,968 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 305,857,751 and 300,273,852 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Paid-in capital	1,837,651	1,465,358
Retained earnings (accumulated deficit)	(1,392,631)	(1,052,605)
Accumulated other comprehensive income (loss)	(581)	(1,289)

Total Fortress shareholders’ equity	444,439	411,464
Principals’ and others’ interests in equity of consolidated subsidiaries	523,343	517,951

Total Equity	967,782	929,415

	$2,109,307	$2,076,695

Fortress Investment Group LLC

Exhibit 1

Supplemental Data for the Three Months Ended September 30, 2011 and 2010

	Three Months Ended September 30, 2011
		Private Equity		Liquid Hedge Funds	Credit Funds		Principal Investments
(in millions)	Total [5]	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - July 1, 2011	$43,823	$9,979	$3,277	$6,321	$6,374	$4,941	$—
Capital raised	461	—	—	292	60	109	—
Equity raised (Permanent capital vehicles)	122	—	122	—	—	—	—
Increase in invested capital	1,034	9	—	5	57	963	—
Capital acquisitions	—	—	—	—	—	—	—
Redemptions	(335)	—	—	(335)	—	—	—
SPV distribution	—	—	—	—	—	—	—
RCA distributions [6]	(158)	—	—	—	(158)	—	—
Return of capital distributions	(484)	—	—	—	(59)	(425)	—
Adjustment for reset date	—	—	—	—	—	—	—
Crystallized Incentive Income	—	—	—	—	—	—	—
Equity buyback	—	—	—	—	—	—	—
Net Client Flows	(231)	—	—	—	—	—	—
Income (loss) and foreign exchange	(613)	(517)	(162)	(118)	(60)	31	—

AUM - Ending Balance	$43,619	$9,471	$3,237	$6,165	$6,214	$5,619	$—

Third-Party Capital Raised	$777	$—	$—	$292	$60	$425	$—

Segment Revenues
Management fees	$126	$31	$13	$28	$35	$19	$—
Incentive income	14	(3)	—	1	(4)	20	—
Unallocated Revenues	5

Total	145	28	13	29	31	39	—

Segment Expenses
Operating expenses	$(74)	$(9)	$(6)	$(19)	$(33)	$(7)	$—
Profit sharing compensation expenses	(11)	1	—	(5)	1	(8)	—
Unallocated Expenses	(9)

Total	(94)	(8)	(6)	(24)	(32)	(15)	—

Fund Management DE	51	20	7	5	(1)	24	—

Investment Income	(3)						(3)
Interest Expense	(5)						(5)

Pre-tax Distributable Earnings	$43	$20	$7	$5	$(1)	$24	$(8)

	Three Months Ended September 30, 2010
		Private Equity		Liquid Hedge Funds	Credit Funds		Principal Investments
(in millions)	Total [5]	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - July 1, 2010	$41,660	$11,511	$2,871	$5,706	$7,205	$2,896	$—
Capital raised	551	—	—	429	72	50	—
Equity raised (Permanent capital vehicles)	—	—	—	—	—	—	—
Increase in invested capital	1,299	44	—	2	—	1,253	—
Capital acquisitions	—	—	—	—	—	—	—
Redemptions	(172)	—	—	(171)	(1)	—	—
SPV distribution [7]	(240)	—	—	(240)	—	—	—
RCA distributions [6]	(441)	—	—	—	(441)	—	—
Return of capital distributions	(132)	(5)	—	—	—	(127)	—
Crystallized Incentive Income	—	—	—	—	—	—	—
Equity buyback	—	—	—	—	—	—	—
Net Client Flows	267	—	—	—	—	—	—
Income (loss) and foreign exchange	1,202	71	202	171	151	56	—

AUM - Ending Balance	$43,994	$11,621	$3,073	$5,897	$6,986	$4,128	$—

Third-Party Capital Raised	$1,229	$—	$—	$429	$72	$728	$—

Segment Revenues
Management fees	$111	$37	$12	$24	$27	$11	$—
Incentive income	75	5	—	21	40	9	—
Unallocated Revenues	5

Total	191	42	12	45	67	20	—

Segment Expenses
Operating expenses	(78)	(9)	(8)	(20)	(33)	(8)	—
Profit sharing compensation expenses	(32)	(2)	—	(6)	(19)	(5)	—
Unallocated Expenses	(10)

Total	(120)	(11)	(8)	(26)	(52)	(13)	—

Fund Management DE	71	31	4	19	15	7	—

Investment Income	10						10
Interest Expense	(3)						(3)

Pre-tax Distributable Earnings	$78	$31	$4	$19	$15	$7	$7

[5]	Total includes Logan Circle Partners, which is not a segment.
[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.
[7]	Includes $142 million of SPV capital that ceased paying management fees in the third quarter 2010.

Fortress Investment Group LLC

Exhibit 1

Supplemental Data for the Nine Months Ended September 30, 2011 and 2010

	Nine Months Ended September 30, 2011
		Private Equity		Liquid Hedge Funds	Credit Funds		Principal Investments
(in millions)	Total [8]	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2011	$44,613	$11,923	$3,037	$6,355	$6,773	$4,817	$—
Capital raised	1,619	—	—	1,141	288	190	—
Equity raised (Permanent capital vehicles)	220	—	220	—	—	—
Increase in invested capital	2,432	224	—	11	107	2,090	—
Capital acquisitions	—	—	—	—	—	—	—
Redemptions	(1,131)	—	—	(986)	(145)	—	—
SPV distribution	—	—	—	—	—	—	—
RCA distributions [9]	(968)	—	—	—	(968)	—	—
Return of capital distributions	(1,927)	(313)	—	—	(119)	(1,495)	—
Adjustment for reset date	(1,997)	(1,997)	—	—	—	—
Crystallized Incentive Income	(160)	—	—	(69)	(91)	—	—
Equity buyback	(19)	—	(19)	—	—	—	—
Net Client Flows	476	—	—	—	—	—	—
Income (loss) and foreign exchange	461	(366)	(1)	(287)	369	17	—

AUM - Ending Balance	$43,619	$9,471	$3,237	$6,165	$6,214	$5,619	$—

Third-Party Capital Raised	$2,139	$51	$—	$1,141	$413	$534	$—

Segment Revenues
Management fees	$373	$102	$39	$84	$96	$52	$—
Incentive income	152	(2)	—	4	50	100	—
Unallocated Revenues	15

Total	540	100	39	88	146	152	—

Segment Expenses
Operating expenses	$(227)	$(31)	$(20)	$(58)	$(95)	$(23)	—
Profit sharing compensation expenses	(86)	1	—	(16)	(23)	(48)	—
Unallocated Expenses	(27)

Total	(340)	(30)	(20)	(74)	(118)	(71)	—

Fund Management DE	200	70	19	14	28	81	—

Investment Income	6						6
Interest Expense	(14)						(14)

Pre-tax Distributable Earnings	$192	$70	$19	$14	$28	$81	$(8)

	Nine Months Ended September 30, 2010
		Private Equity		Liquid Hedge Funds	Credit Funds		Principal Investments
(in millions)	Total [8]	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2010	$31,476	$11,344	$3,232	$5,881	$7,672	$3,347	$—
Capital raised	1,941	—	—	1,387	195	359	—
Equity raised (Permanent capital vehicles)	2	—	2	—	—	—	—
Increase in invested capital	1,991	49	—	7	—	1,935	—
Capital acquisitions	11,448	—	—	—	—	—	—
Redemptions	(778)	—	—	(775)	(3)	—	—
SPV distribution [10]	(814)	—	—	(814)	—	—	—
RCA distributions [9]	(1,184)	—	—	—	(1,184)	—	—
Return of capital distributions	(1,768)	(167)	—	—	(2)	(1,599)	—
Crystallized Incentive Income	(8)	—	—	(8)	—	—	—
Equity buyback	(62)	—	(62)	—	—	—	—
Net Client Flows	117	—	—	—	—	—	—
Income (loss) and foreign exchange	1,633	395	(99)	219	308	86	—

AUM - Ending Balance	$43,994	$11,621	$3,073	$5,897	$6,986	$4,128	$—

Third-Party Capital Raised	$3,650	$—	$—	$1,387	$195	$2,068	$—

Segment Revenues
Management fees	$338	$103	$36	$73	$94	$32	$—
Incentive income	224	5	—	26	52	141	—
Unallocated Revenues	9

Total	571	108	36	99	146	173	—

Segment Expenses
Operating expenses	(203)	(26)	(23)	(55)	(80)	(19)	—
Profit sharing compensation expenses	(112)	(2)	—	(12)	(26)	(72)	—
Unallocated Expenses	(20)

Total	(335)	(28)	(23)	(67)	(106)	(91)	—

Fund Management DE	236	80	13	32	40	82	—

Investment Income	22						22
Interest Expense	(11)						(11)

Pre-tax Distributable Earnings	$247	$80	$13	$32	$40	$82	$11

[8]	Total includes Logan Circle Partners, which is not a segment.
[9]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.
[10]	Includes $142 million of SPV capital that ceased paying management fees in the third quarter 2010.

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2011
Fortress

Assets Under Management
Private Equity & Castles	$14,610	$14,382	$14,694	$14,960	$14,960	$13,244	$13,256	$12,708	$12,708
Liquid Hedge Funds	5,837	5,706	5,897	6,355	6,355	6,303	6,321	6,165	6,165
Credit Hedge Funds	7,553	7,205	6,986	6,773	6,773	6,545	6,374	6,214	6,214
Credit Private Equity Funds	2,197	2,896	4,128	4,817	4,817	4,531	4,941	5,619	5,619
Traditional Asset Management	—	11,471	12,289	11,708	11,708	12,484	12,931	12,913	12,913

AUM - Ending Balance	$30,197	$41,660	$43,994	$44,613	$44,613	$43,107	$43,823	$43,619	$43,619

Third-Party Capital Raised	$890	$1,531	$1,229	$1,641	$5,291	$551	$811	$777	$2,139

Segment Revenues
Management fees	$108	$119	$111	$120	$458	$121	$126	$126	$373
Incentive income	99	50	75	145	369	118	20	14	152
Unallocated revenues	—	4	5	4	13	5	5	5	15

Total	207	173	191	269	840	244	151	145	540

Segment Expenses
Operating expenses	(64)	(61)	(78)	(79)	(282)	(83)	(70)	(74)	(227)
Profit sharing compensation expenses	(50)	(30)	(32)	(56)	(168)	(58)	(17)	(11)	(86)
Unallocated expenses	(1)	(9)	(10)	(12)	(32)	(8)	(10)	(9)	(27)

Total	(115)	(100)	(120)	(147)	(482)	(149)	(97)	(94)	(340)

Fund Management DE	$92	$73	$71	$122	$358	$95	$54	$51	$200

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2011
Private Equity Funds & Castles

Assets Under Management
Private Equity Funds	$11,555	$11,511	$11,621	$11,923	$11,923	$10,016	$9,979	$9,471	$9,471
Castles	3,055	2,871	3,073	3,037	3,037	3,228	3,277	3,237	3,237

AUM - Ending Balance	$14,610	$14,382	$14,694	$14,960	$14,960	$13,244	$13,256	$12,708	$12,708

Third-Party Capital Raised	$—	$—	$—	$—	$—	$—	$51	$—	$51

Segment Revenues
Management fees	$45	$45	$49	$48	$187	$47	$50	$44	$141
Incentive income	—	—	5	36	41	1	—	(3)	(2)

Total	45	45	54	84	228	48	50	41	139

Segment Expenses
Operating expenses	(17)	(15)	$(17)	(16)	(65)	(21)	(15)	(15)	(51)
Profit sharing compensation expenses	—	—	(2)	(16)	(18)	—	—	1	1

Total	(17)	(15)	(19)	(32)	(83)	(21)	(15)	(14)	(50)

Fund Management DE	$28	$30	$35	$52	$145	$27	$35	$27	$89

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2011
Liquid Hedge Funds

Assets Under Management
Fortress Macro Funds [11]	$2,482	$2,427	$2,810	$3,170	$3,170	$3,258	$3,143	$3,086	$3,086
Drawbridge Global Macro Funds [12]	771	657	408	419	419	422	406	386	386
Fortress Commodities Funds [13]	1,020	1,083	1,075	1,095	1,095	1,111	1,189	1,064	1,064
Fortress Asia Macro Funds [14]	—	—	—	—	—	23	108	189	189
Fortress Partners Funds [15]	1,564	1,539	1,604	1,671	1,671	1,489	1,475	1,440	1,440

AUM - Ending Balance	$5,837	$5,706	$5,897	$6,355	$6,355	$6,303	$6,321	$6,165	$6,165

Third-Party Capital Raised	$639	$319	$429	$321	$1,708	$330	$519	$292	$1,141

Segment Revenues
Management fees	$25	$24	$24	$26	$99	$27	$29	$28	$84
Incentive income	6	(1)	21	41	67	22	(19)	1	4

Total	31	23	45	67	166	49	10	29	88

Segment Expenses
Operating expenses	(17)	(18)	(20)	(24)	(79)	(21)	(18)	(19)	(58)
Profit sharing compensation expenses	(4)	(2)	(6)	(11)	(23)	(13)	2	(5)	(16)

Total	(21)	(20)	(26)	(35)	(102)	(34)	(16)	(24)	(74)

Fund Management DE	$10	$3	$19	$32	$64	$15	$(6)	$5	$14

Returns
Gross Returns [16]
Fortress Macro Fund Ltd	4.3%	-0.3%	4.7%	6.4%	15.7%	2.9%	-5.4%	-3.4%	-5.9%
Drawbridge Global Macro Fund Ltd	4.2%	-1.0%	4.1%	5.7%	13.5%	2.7%	-5.6%	-3.5%	-6.4%
Fortress Commodities Fund L.P.	-3.0%	2.7%	-1.2%	6.0%	4.3%	4.2%	-6.6%	5.5%	2.6%
Fortress Asia Macro Fund Ltd	N/A	N/A	N/A	N/A	N/A	4.4%	-0.9%	-3.8%	-0.4%

Fortress Partners Fund LP	3.3%	-0.1%	3.6%	6.2%	13.5%	3.6%	0.2%	-2.7%	1.0%
Fortress Partners Offshore Fund L.P.	2.9%	0.7%	3.7%	6.1%	14.1%	3.5%	0.1%	-4.3%	-0.9%

Net Returns [16]
Fortress Macro Fund Ltd	3.0%	-0.7%	3.3%	4.7%	10.7%	1.9%	-5.4%	-3.9%	-7.3%
Drawbridge Global Macro Fund Ltd	3.7%	-1.5%	3.2%	4.2%	9.8%	1.7%	-6.0%	-4.0%	-8.3%
Fortress Commodities Fund L.P.	-3.5%	2.2%	-1.7%	5.0%	1.8%	3.0%	-6.4%	4.7%	0.9%
Fortress Asia Macro Fund Ltd	N/A	N/A	N/A	N/A	N/A	3.5%	-1.0%	-3.6%	-1.3%

Fortress Partners Fund LP	3.0%	-0.3%	3.3%	5.9%	12.3%	3.3%	-0.1%	-2.9%	0.2%
Fortress Partners Offshore Fund L.P.	2.6%	0.5%	3.5%	5.8%	12.8%	3.2%	-0.1%	-4.5%	-1.6%

[11]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Offshore Fund L.P., Fortress Macro Fund Ltd and Fortress Macro managed accounts.
[12]

Combined AUM for Drawbridge Global Macro Fund LP, Drawbridge Global Macro Intermediate Fund L.P., Drawbridge Global Alpha Intermediate Fund L.P., DBGM Offshore Ltd, DBGM Onshore LP, DBGM Alpha V Ltd and Drawbridge Global Macro managed accounts.

[13]	Combined AUM for Fortress Commodities Fund L.P., Fortress Commodities Fund Ltd, Fortress Commodities MA1 L.P. and Fortress Commodities managed accounts.
[14]	Combined AUM for Fortress Asia Macro Fund Ltd and Fortress Asia Macro Fund LP.
[15]	Combined AUM for Fortress Partners Offshore Fund L.P. and Fortress Partners Fund LP.
[16]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. The Fortress Asia Macro Funds were launched on March 1, 2011. Accordingly, the above returns for the Fortress Asia Macro Funds for the three months ended March 31, 2011 actually represent the one-month period beginning on March 1, 2011 through March 31, 2011, and the returns for the nine months ended September 30, 2011 represent the seven-month period beginning on March 1, 2011 through September 30, 2011. The investor class represented for the Fortress Asia Macro Funds is closed to new investors. Certain fees payable by investors in such class differ from the fees payable by the investors in the class that remains open, and the returns for different classes will vary.

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2011
Credit Hedge Funds

Assets Under Management
Drawbridge Special Opportunities Funds [17]	$5,227	$5,176	$5,200	$5,474	$5,474	$5,341	$5,272	$5,227	$5,227
Value Recovery Funds [18]	2,326	2,029	1,786	1,299	1,299	1,204	1,102	987	987

AUM - Ending Balance	$7,553	$7,205	$6,986	$6,773	$6,773	$6,545	$6,374	$6,214	$6,214

Third-Party Capital Raised	$76	$47	$72	$242	$437	$149	$204	$60	$413

Segment Revenues
Management fees	$28	$39	$27	$30	$124	$31	$30	$35	$96
Incentive income	8	4	40	51	103	38	16	(4)	50

Total	36	43	67	81	227	69	46	31	146

Segment Expenses
Operating expenses	(24)	(23)	(33)	(31)	(111)	(34)	(28)	(33)	(95)
Profit sharing compensation expenses	(3)	(4)	(19)	(18)	(44)	(17)	(7)	1	(23)

Total	(27)	(27)	(52)	(49)	(155)	(51)	(35)	(32)	(118)

Fund Management DE	$9	$16	$15	$32	$72	$18	$11	$(1)	$28

Returns
Gross Returns [19]
Drawbridge Special Opportunities LP	7.5%	4.6%	8.5%	7.7%	31.3%	6.7%	3.2%	-0.4%	9.7%
Drawbridge Special Opportunities Ltd.	7.6%	4.1%	11.2%	9.8%	36.7%	7.9%	4.0%	0.7%	13.0%

Net Returns [19]
Drawbridge Special Opportunities LP	6.9%	4.0%	6.7%	5.8%	25.5%	4.9%	2.2%	-0.8%	6.4%
Drawbridge Special Opportunities Ltd.	7.0%	3.4%	8.4%	7.5%	29.0%	5.8%	2.9%	0.2%	9.1%

[17]	Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[18]

Fortress will receive management fees from these funds equal to 1% of cash receipts and up to 1% per annum on certain managed assets, subject to collectability, and may receive limited incentive income if aggregate realizations exceed an agreed threshold.

[19]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, and December 31, 2010 redemptions.

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2011
Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds	$665	$660	$662	$618	$618	$619	$575	$574	$574
Real Assets Funds	167	167	200	193	193	141	123	118	118
Fortress Credit Opportunities Funds [20]	859	1,236	2,333	2,951	2,951	2,699	3,099	3,622	3,622
Asia Funds (including FJOF) [21]	506	833	933	1,055	1,055	1,072	1,144	1,305	1,305

AUM - Ending Balance	$2,197	$2,896	$4,128	$4,817	$4,817	$4,531	$4,941	$5,619	$5,619

Third-Party Capital Raised	$175	$1,165	$728	$1,078	$3,146	$72	$37	$425	$534

Segment Revenues
Management fees	$10	$11	$11	$16	$48	$16	$17	$19	$52
Incentive income	85	47	9	17	158	57	23	20	100

Total	95	58	20	33	206	73	40	39	152
Segment Expenses
Operating expenses	(6)	(5)	(8)	(8)	(27)	(7)	(9)	(7)	(23)
Profit sharing compensation expenses	(43)	(24)	(5)	(11)	(83)	(28)	(12)	(8)	(48)

Total	(49)	(29)	(13)	(19)	(110)	(35)	(21)	(15)	(71)

Fund Management DE	$46	$29	$7	$14	$96	$38	$19	$24	$81

[20]

Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FTS SIP L.P., FCO MA LSS, FCO MA II, FCO MA Mapleleaf, Net Lease Fund I, Life Settlement Fund and Life Settlement Fund MA.

[21]	Combined AUM for Japan Opportunities Fund and Global Opportunities Fund.

Fortress Investment Group LLC

Exhibit 3

Reconciliation of Fund Management DE to Pre-tax Distributable Earnings and GAAP Net Income (Loss) and

Reconciliation of Segment Revenues to GAAP Revenues

(dollars in millions)

	Three Months Ended					Three Months Ended			Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2011
Fund Management DE	$92	$73	$71	$122	$358	$95	$54	$51	$200
Investment Income (Loss)	8	4	10	12	34	12	(3)	(3)	6
Interest Expense	(4)	(4)	(3)	(9)	(20)	(4)	(5)	(5)	(14)

Pre-tax Distributable Earnings	$96	$73	$78	$125	$372	$103	$46	$43	$192

Private Equity incentive income	(67)	(18)	(8)	55	(38)	(47)	(9)	(7)	(63)
Hedge Fund incentive income	(6)	(4)	(59)	66	(3)	(53)	3	4	(46)
Reserve for clawback	—	—	—	—	—	—	—	5	5
Distributions of earnings from equity method investees	(6)	(3)	(2)	(4)	(15)	(7)	(1)	(2)	(10)
Earnings (losses) from equity method investees	13	4	7	63	87	66	17	(62)	21
Gains (losses) on options	1	(1)	—	2	2	(1)	(1)	(6)	(8)
Gains (losses) on other Investments	—	(12)	2	11	1	(5)	(4)	(9)	(18)
Impairment of investments	4	1	—	—	5	—	1	2	3
Adjust income from the receipt of options	—	—	—	—	—	7	—	6	13
Mark-to-market of contingent consideration in business combination	—	—	—	1	1	1	2	—	3
Amortization of intangible assets and impairment of goodwill	—	—	(1)	—	(1)	(1)	—	(21)	(22)
Employee equity-based compensation	(64)	(49)	(56)	(49)	(218)	(64)	(59)	(58)	(181)
Principal compensation	(235)	(237)	(240)	(240)	(952)	(235)	(237)	(280)	(752)
Adjust non-controlling interests related to Fortress Operating Group units	180	161	180	(14)	507	154	153	240	547
Tax receivable agreement liability reduction	1	—	—	21	22	—	—	—	—
Taxes	(1)	(8)	5	(51)	(55)	(21)	(6)	3	(24)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(84)	$(93)	$(94)	$(14)	$(285)	$(103)	$(95)	$(142)	$(340)

Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	(177)	(159)	(177)	16	(497)	(152)	(151)	(240)	(543)

GAAP Net Income (Loss)	$(261)	$(252)	$(271)	$2	$(782)	$(255)	$(246)	$(382)	$(883)

Segment Revenues	$207	$173	$191	$269	$840	$244	$151	$145	$540

Adjust management fees	1	(3)	—	—	(2)	—	—	—	—
Adjust incentive income	(76)	(21)	(67)	121	(43)	(102)	(6)	1	(107)
Adjust income from the receipt of options	—	—	—	—	—	7	—	6	13
Other revenues	28	43	38	46	155	48	45	43	136

GAAP Revenues	$160	$192	$162	$436	$950	$197	$190	$195	$582

“Distributable earnings” is Fortress’s supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement

Compensation to GAAP Net Income (Loss)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP net income (loss)	$(381,905)	$(271,876)	$(883,201)	$(784,449)
Principals agreement compensation	279,623	239,975	751,749	712,101

GAAP net income (loss) excluding principals agreement compensation	$(102,282)	$(31,901)	$(131,452)	$(72,348)

Fortress Investment Group LLC

Exhibit 5

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	190,006,987	168,907,106	185,373,605	163,920,012

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(2,791,277)	(2,024,800)	(5,208,431)	(5,632,820)
Weighted average fully vested restricted Class A shares	(540,353)	(224,744)	(460,700)	(157,170)

Weighted Average Class A Shares Outstanding	186,675,357	166,657,562	179,704,474	158,130,022

Weighted average restricted Class A shares[22]	570,293	426,669	506,213	310,168
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	2,791,277	2,024,800	5,208,431	5,632,820
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	13,820,478	18,992,319	14,104,896	19,474,536
Weighted average Fortress Operating Group units	305,857,751	300,273,852	304,487,344	302,746,380
Weighted average Fortress Operating Group RPUs[23]	20,666,667	31,000,000	23,202,687	31,000,000

Weighted Average Class A Shares Outstanding (Used for DEPS)	530,381,823	519,375,202	527,214,045	517,293,926

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	21,556,226	24,528,522	24,233,838	26,554,051

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	551,938,049	543,903,724	551,447,883	543,847,977

Reconciliation of Class A Shares Outstanding to Shares Outstanding (Used for Total Cash and Investments Net of Debt Obligations Payable Per Share)

As of September 30, 2011
Class A Shares Outstanding	189,136,278

Restricted Class A Shares[22]	570,293
Fortress Operating Group units	305,857,751

Shares Outstanding (Used for GAAP Book Value per Share)	495,564,322

Fully vested restricted Class A share units which are entitled to dividend equivalent payments	696,977
Nonvested restricted Class A share units which are entitled to dividend equivalent payments	13,667,930
Fortress Operating Group RPUs[23]	20,666,667

Shares Outstanding (Used for Total Cash and Investments Net of Debt Obligations Payable per Share)	530,595,896

[22]	Includes both fully vested and nonvested restricted Class A shares.
[23]	Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 6

Reconciliation of Total Cash and Investments Net of Debt Obligations Payable to Total GAAP Equity

(dollars in thousands)

	September 30, 2011	December 31, 2010
Cash and cash equivalents	$313,738	$210,632
Investments	1,061,460	1,012,883
Debt obligations payable	(270,000)	(277,500)

Total Cash and Investments Net of Debt Obligations Payable	$1,105,198	$946,015

Assets
Due from affiliates	215,823	303,043
Deferred tax asset	421,510	415,990
Other assets	96,776	134,147

Liabilities
Accrued compensation and benefits	(183,305)	(260,790)
Due to affiliates	(329,927)	(342,397)
Deferred incentive income	(260,673)	(198,363)
Other liabilities	(97,620)	(68,230)

Total GAAP Equity	$967,782	$929,415

Fortress believes that Total Cash and Investments Net of Debt Obligations Payable is a useful supplemental measure because it provides investors with information regarding its net investment assets. Because Total Cash and Investments Net of Debt Obligations Payable excludes assets due from affiliates, deferred tax assets, other assets, accrued compensation and benefits, liabilities due to affiliates, deferred incentive income and other liabilities, its utility as a measure of financial position is limited. Accordingly, Total Cash and Investments Net of Debt Obligations Payable should be considered only as a supplement to total equity (computed in accordance with GAAP) as a measure of the Company’s financial position. The Company’s calculation of Total Cash and Investments Net of Debt Obligations Payable may be different from the calculation used by other companies and, therefore, comparability may be limited.